Exhibit 5.1
February          , 2010

Redgate Media Group	DIRECT LINE:	(852) 2842 9531
8th Floor, CITIC Building	E-MAIL:	Anna.Chong@conyersdillandpearman.com
Tower B	OUR REF:	AC/al/#313660 (M# 872728)
19 Jianguomenwai Street, Chaoyang District	YOUR REF:
Beijing 100004
People’s Republic of China
Dear Sirs
Redgate Media Group (the “Company”)
We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 (Registration No. 333-[     ]) initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on February       2010 as subsequently amended (the “Registration Statement”, which term does not include any exhibits thereto), relating to the registration of an aggregate of [     ] American Depositary Shares, each representing common share[s], par value US$0.0025 per share, of the Company (the “Common Shares”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:
(i)	the Registration Statement; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.
We have also reviewed and relied upon (1) the Memorandum and Articles of Association of the Company, (2) the Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association, (3) a copy of the meeting minutes of directors of the Company dated on February          , 2010 (4) a copy of the written resolutions of shareholders of the Company passed on February          , 2010 (the “Resolutions”) and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, and (e) that upon issue of any shares to be sold by the

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Redgate Media Group February , 2010
Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with the Commission; and (g) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company is duly incorporated and validly existing under the laws of the Cayman Islands in good standing (as such term is not defined under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The issue of the Common Shares has been duly authorised, and the Common Shares, when issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such shares).
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the captions “Taxation — Cayman Islands Taxation”, “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman

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